EXHIBIT 10.13


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                                                      FINOVA CAPITAL CORPORATION
                                                      COMMERCIAL FINANCE

                                                      111 WEST 40TH STREET
                                                      14TH FLOOR
                                                      NEW YORK, NEW YORK  10018

                                                      TEL  212 403 0700
                                                      FAX  212 403 0913

                                November 27, 1995

Winston Resources, Inc.
535 Fifth Avenue
New York, N.Y. 10017-3663

Gentlemen:

Notwithstanding anything to the contrary in the Security Agreements-Accounts Receivable dated April 16, 1992 between FINOVA Corporation formerly Ambassador Factors Division Fleet Factors Corp. and Winston Resources, Inc., ("Contract") we hereby agree to the following effective November 1, 1995.

     1. The base interest rate as stated in paragraph 6 of the Security Agreement - Accounts Receivable (A/R Agreement) shall be decreased to 2 3/4%. These rates will remain in effect as long as Winston Resources, Inc. continues to show earnings on a quarterly basis. In the event that there is an operating loss the interest rate will be increased to 4% per annum over the Prime rate effective the first month following the quarterly loss. The working days allowed to permit bank clearance and collections pursuant to paragraph 6 of the A/R agreement shall be reduced to three (3) working days.

     2.   The Contract shall be extended until April 16, 1997.

     3. The Line of Credit is increased up to $2,500,000 in accordance with and pursuant to the terms of the Security Agreements.

All other terms and conditions contained in the Contract as originally written shall remain in full force and effect.

The amendment supersedes and replaces all prior amendments except for paragraph 2 of the Amendment letter dated 5/13/94 and the Amendment letter dated 12/14/93 to the "A/R Agreement" which shall continue to be in effect.

Please sign a copy of this letter to indicate your agreement to the above and retain a copy for your records.

                                        Very truly yours,

                                        FINOVA Capital Corporation

                                        /s/ Philip Cotumaccio

                                        Philip Cotumaccio
                                        Vice President

PC:af
AGREED AND ACCEPTED:

By:  /s/ Sy Kaye              12/1/95
         --------------------
         President